Exhibit 99.2

       Perma-Fix Environmental Services, Inc. Announces Release of Third
          Quarter Earnings and Invites You to Join Its Conference Call

    ATLANTA, Oct. 27 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI; BSE) (Germany: PES.BE) today announced that it will release third quarter earnings on the morning of Tuesday, November 4, 2003. In conjunction with the Company's third quarter earnings release, you are invited to listen to its conference call that will be broadcast live over the Internet, or to participate directly in the conference call at the numbers noted below. The conference call will be held on Tuesday, November 4, 2003, at 11:00 a.m. EST with Dr. Louis F. Centofanti, Chairman and CEO, and Richard T. Kelecy, Vice President and CFO, of Perma-Fix Environmental Services, Inc.

    What:      Perma-Fix Presents Third Quarter Earnings

    When:      Tuesday, November 4, at 11:00 a.m. EST

    Where:     http://www.firstcallevents.com/service/ajwz392642452gf12.html

    How: Live over the Internet -- Simply log on to the web at the address above

    Contact:   Richard T. Kelecy
               352-395-1351

             To participate in the conference call please dial-in:

                           U.S. Calls 1-877-461-2814
                       International Calls 1-416-695-6120

    Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Company has increased its focus on the nuclear services segment, which provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including the Departments of Energy and Defense and nuclear utilities. The industrial services segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates nine major waste treatment facilities across the country.

    Please visit us on the World Wide Web at http://www.perma-fix.com.

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             10/27/2003
      /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO of Perma-Fix Environmental Services, +1-404-847- 9990; or David Waldman or John Nesbett, both of Lippert-Heilshorn & Associates, +1-212-838-3777, or email, dwaldman@lhai.com; or European investor relations, Herbert Strauss, +011-43-316-296-316, or email herbert@eu-ir.com, all for Perma-Fix Environmental Services/
    /Web site:  http://www.perma-fix.com /
    (PESI)

CO:  Perma-Fix Environmental Services, Inc.
ST:  Georgia
IN:  ENV
SU:  CCA